Exhibit 21.1

Name of Subsidiary	Jurisdiction of Incorporation

3094494 Nova Scotia Company	Canada
3258402 Nova Scotia Company	Canada
3285091 Nova Scotia Company	Canada
Beijing Staples Commerce & Trade Co., Ltd.	China
Bernard France SAS	France
Buhrmann II B.V.	Netherlands
Buhrmann Ireland Limited	Ireland
Buhrmann ISD Groupe S.A.	France
Buhrmann Paper UK Limited	United Kingdom
CE Direct Pty Ltd	Australia
CEI Pty. Ltd.	Australia
CER New Zealand Limited	New Zealand
Corporate Express B.V.	Netherlands
Corporate Express Canada, Inc.	Canada
Corporate Express Employee Share Plan Co Pty Ltd	Australia
Corporate Express France S.A.S.	France
Corporate Express (Holdings) Ltd.	United Kingdom
Corporate Express Hungaria Kft	Hungary
Corporate Express (Irl) Limited	Ireland
Corporate Express Ltd.	United Kingdom
Corporate Express Luxembourg Holding S.a.r.l.	Luxembourg
Corporate Express (N.I.) Ltd.	United Kingdom
Corporate Express Norway Holdings AS	Norway
Corporate Express Print Management Limited	New Zealand
Corporate Express SRL	Italy
Corporate Express Supply Chain Pty Limited	Australia
Corporate Express Swaps US, Inc.	USA
Corporate Express Sweden Holding AB	Sweden
Corporate Express UK Holding Limited	United Kingdom
Educational Experience Pty Limited	Australia
EMO AS	Norway
Emo Finland Oy	Finland
Fareham Developments (One) Limited	United Kingdom
Fareham Developments (Two) Limited	United Kingdom
Grieg Kalenderforlag	Norway
Hong Kong Staples Brands Limited	Hong Kong
IN Designs Global, Inc.	USA
Jean Paul Guisset -JPG France SAS	France
Jiangsu Staples Office Products Co. Ltd.	China
MondOffice s.r.l.	Italy
OA365 International Company Limited	Cayman Islands

Officenet, B2 Express–Comercio,Servicos e Representacoes Ltda.	Brazil
Oranda AG	Switzerland
PNI Digital Media Europe Ltd.	United Kingdom
PNI Digital Media Ltd.	United Kingdom
PNI Digital Media ULC	Canada
Pressel AG	Switzerland
Pressel Kereskedelmi Kft.	Hungary
Pressel Post B.V.	Netherlands
Pressel Post b.v.b.a.	Belgium
Pressel Sarl	France
Pressel Sp.z.o.o.	Poland
Pressel Systems spol r.o.	Czech Repub
Pressel Versand GmbH	Germany
Pressel Versand International GmbH	Austria
QS Quarterhouse Software, Inc.	USA
Quill Corporation	USA
Quill Lincolnshire, Inc.	USA
Restructure (Vic) Pty. Ltd.	Australia
SchoolKidz.com LLC	USA
SEC UK Delivery Limited	United Kingdom
Shenzhen Staples Commerce & Trade Co., Ltd.* (*minority interest held)	*China
SHN C.V.	Netherlands
SOM Hagerstown, Inc.	USA
Staples Acquisition B.V.	Netherlands
Staples Acquisition II B.V.	Netherlands
Staples Acquisition III B.V.	Netherlands
Staples Argentina S.A.	Argentina
Staples (Asia) Investments Limited	Cayman Islands
Staples Australia Bid Company Pty Limited	Australia
Staples Australia Holdings Pty Limited	Australia
Staples Australia Pty Limited	Australia
Staples Austria GmbH	Austria
Staples Belgium BVBA	Belgium
Staples Brand Consulting (Shenzhen) Co., Ltd.	China
Staples Brands International Limited	Hong Kong
Staples Brands Sales, LLC	USA
Staples Brasil Comercio de Materiais de Escritorio Ltda.	Brazil
Staples Canada Holdings, LLC	USA
Staples Canada Holdings III, LLC	USA
Staples Canada, Inc.	Canada
Staples (China) Investment Co., Ltd.	China
Staples CI Holdings Limited	Cayman
Staples Connecticut, Inc.	USA
Staples Contract & Commercial, Inc.	USA

Staples CRS BV	Netherlands
Staples CRS II BV	Netherlands
Staples CRS III BV	Netherlands
Staples Cyprus Holdings Limited	Cyprus
Staples Cyprus Intermediary Holdings Limited	Cyprus
Staples Delivery Limited	United Kingdom
Staples Delivery, SA	Portugal
Staples Denmark ApS	Denmark
Staples (Deutschland) GmbH	Germany
Staples Deutschland GmbH & Co. KG	Germany
Staples Dutch Management BV	Netherlands
Staples Employment Services Limited	United Kingdom
Staples Europe B.V.	Netherlands
Staples Europe Holdings, G.P.	Bermuda
Staples Europe Import B.V.	Netherlands
Staples Finland Oy	Finland
Staples France Holding SAS	France
Staples Future Office Products Private Ltd.* (*Staples Asia has 15% carried interest—not currently owned by Staples) (considered a Controlled Foreign Corporation)	*India
Staples Global Markets, Inc.	USA
Staples Group, Inc. (The)	USA
Staples Hong Kong Investments Limited	Hong Kong
Staples International B.V.	Netherlands
Staples International Group Services B.V.	Netherlands
Staples International Limited	United Kingdom
Staples Luxembourg Sarl	Luxembourg
Staples Mail Order UK Limited	United Kingdom
Staples Nederland Holding B.V.	Netherlands
Staples Nederland BV	Netherlands
Staples New Zealand Limited	New Zealand
Staples Norway AS	Norway
Staples Norway Holdings AS	Norway
Staples Norway Holdings II AS	Norway
Staples of Maryland, LLC	USA
Staples Office Equipment (Shanghai) Ltd	China
Staples Participations B.V.	Netherlands
Staples Polska Sp.z.o.o.	Poland
Staples Portugal Equipamento de Escritoria, SA	Portugal
Staples Procurement & Management Services Private Limited	India
Staples Productos de Oficina, SL	Spain
Staples Promotional Products Canada Ltd.	Canada
Staples Promotional Products Europe Ltd	UK
Staples Retail Norway AS	Norway

Staples Security Corporation	USA
Staples (Shanghai) Company Ltd.	China
Staples Shared Service Center (Europe) BVBA	Belgium
Staples Shared Service Center (Europe) II, BVBA	Belgium
Staples Shared Service Center, LLC	USA
Staples Sweden AB	Sweden
Staples Sweden Holdings AB	Sweden
Staples Sweden Holdings II AB	Sweden
Staples Taiwan Corporation Limited	Cayman Islands
Staples the Office Superstore East, Inc.	USA
Staples the Office Superstore, Limited Partnership	USA
Staples the Office Superstore, LLC	USA
Staples Transportation LLC	USA
Staples UK Limited	United Kingdom
Staples UK Retail Limited	United Kingdom
Staples Value, LLC	USA
Staples Verwaltungs GmbH	Germany
Teacher Direct Limited	New Zealand
Union B.V., Exploitatie Maatschappij	Netherlands
WorksMedia Ltd.	United Kingdom